Exhibit 23.1

Consent of Independent Formerly Registered
Public Accounting Firm

Board of Directors
XSUNX, Inc.
Aliso Viejo, California

We consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our Report dated
May 5, 2005 with respect to the financial statements of XSUNX, Inc. as of September 30, 2004 and for the period from February 25, 1997 (inception) to September 30, 2004.

/s/ Michael Johnson & Co. LLC
March 4, 2008
Denver, Coiorado